Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[REDACTED]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
OPTION AWARD AGREEMENT AND CERTIFICATE

[Name]

In accordance with the terms of The Allstate Corporation 2019 Equity Incentive Plan (the "Plan"), pursuant to action of the Compensation and Human Capital Committee of the Board of Directors (the “Committee”), The Allstate Corporation (the "Company") hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this Option Award Agreement and Certificate ("Option Award Agreement") (including Annexes A, B and C hereto and all documents incorporated herein by reference) (“Option Award Agreement”), the right and option (the "Option") to purchase from the Company the number of shares of its common stock, par value $.01 per share, set forth below and as reflected on the Fidelity NetBenefits® website at www.NetBenefits.com (the “Equity Website”) :

Type of Option Granted:     Nonqualified
Number of Shares to
which Option Pertains:    [_________]
Date of Grant:    [__________________]
Option Exercise Price:    US$_________, which is the Fair Market Value on the Date of Grant
Vesting:    On such date or dates reflected on the Company’s Equity Website and as otherwise set forth in this Option Award Agreement and below (subject to Section 3 of Annex A).
Expiration Date:    Close of business on [_________]
Exercise Period:    Date of Vesting through Expiration Date (subject to Section 3 of Annex A)

THIS OPTION IS SUBJECT TO FORFEITURE AS PROVIDED IN THIS OPTION AWARD AGREEMENT AND THE PLAN.

Further terms and conditions of the Award are set forth in Annexes A, B and C hereto, each of which forms an integral part of this Option Award Agreement.

All terms, provisions, and conditions applicable to this Option Award Agreement set forth in the Plan and not set forth herein are hereby incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern. A copy of the Plan is available at the Equity Website. By accepting this Award as provided in the following sentence, Participant hereby acknowledges the receipt of a copy of this Option Award Agreement including Annexes A, B and C and a copy of the Prospectus and agrees to be bound by all the terms and provisions hereof and thereof. This Award will not be exercisable and no proceeds from the Award will be released or distributed until the Participant accepts the Award through the Equity Website.

Attachments:    Annex A
Annex B
Annex C

ANNEX A

TO

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
OPTION AWARD AGREEMENT AND CERTIFICATE

Further Terms and Conditions of Award. It is understood and agreed that the Award of the Option evidenced by this Option Award Agreement to which this is annexed is subject to the following additional terms and conditions:

1.    Exercise of Option. To the extent vested and subject to Section 3 below, the Option may be exercised in whole or in part from time to time by delivery of written notice (or other method acceptable to the Company) of exercise and payment to the Equity Plan Administration Office, The Allstate Corporation, PO Box 661003, Dallas, TX 75266-1003, unless the Company advises Participant to send the notice and payment to a different address or a designated representative. Such notice and payment must be received not later than the Expiration Date, specifying the number of shares of Stock to be purchased. The minimum number of shares to be purchased in a partial exercise shall be the lesser of 25 shares and the number of shares remaining unexercised under this Award.

The Option Exercise Price shall be payable: (a) in cash or its equivalent, (b) by tendering previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise, (d) by share withholding, or (e) by a combination of (a), (b), (c) and/or (d).

2.    Tax Withholding and Responsibility. Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the U.S. federal, state, local and non-U.S. tax (including, without limitation, social insurance contributions and National Insurance Contributions) withholding obligations of the Company and its Subsidiaries, if any, which arise in connection with the Option including, without limitation, the grant, vesting, exercise or settlement of the Option and the subsequent sale of shares of Stock (the “Tax Obligations”). The Company shall have no obligation to deliver shares of Stock until Participant satisfies the Tax Obligations. Participant acknowledges and agrees that the ultimate liability for all Tax Obligations legally due by Participant is and remains Participant’s responsibility and that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option; and (ii) does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations. Participant acknowledges that the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or acquisition or sale of shares of Stock subject to the Option. Participant is hereby advised to consult with Participant’s own personal tax, legal, and financial advisors regarding Participant’s participation in the Plan. Participant agrees that the Company does not have a duty to design or administer the Option, the Plan or its other compensation programs in a manner that minimizes Participant’s Tax Obligations. Participant shall not make any claim against the Company or its Subsidiaries or their Boards of Directors, officers, or employees related to Tax Obligations arising from this award or Participant’s other compensation. With respect to Tax Obligations, Participant may elect to satisfy such withholding requirements through such methods as may be permitted under the Plan.

The Company may withhold or account for Tax Obligations by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant's jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the
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Annex A

equivalent in Stock), or if not refunded, Participant may need to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax Obligations directly to the applicable tax authority or to the Company and/or the Subsidiary employing or retaining Participant (the "Employer"). If the Tax Obligations are satisfied by withholding shares of Stock, for tax purposes, Participant will be deemed to have been issued the full number of shares of Stock subject to the exercised Options, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax Obligations.

3.    Termination of Employment. Upon Participant’s Termination of Employment (as defined in the Plan), the following provisions of this Section 3 shall apply.

(A)    If Participant's Termination of Employment is on account of death or Disability, then the Option, to the extent not vested, shall vest, and the Option may be exercised, in whole or in part, by Participant (or Participant’s spouse, personal representative, Beneficiary, estate, or transferee, as the case may be) at any time on or before the earlier to occur of the Expiration Date and the second anniversary of the date of such Termination of Employment.

(B)    If the Participant’s Termination of Employment is on account of Retirement, to the extent the Option is vested on the date of Termination of Employment, it may be exercised, in whole or in part, by the Participant at any time on or before the Expiration Date so long as the Participant fully complies with the applicable covenants provided in this Annex A, in which case,

(i)any Option granted more than twelve (12) months prior to the date of Retirement to the extent it is not vested, and
(ii)a prorated portion of any Option that was granted within twelve (12) months of the date of Retirement to the extent it is not vested (such proration to be determined by multiplying the Number of Shares to which Option Pertains by a fraction, the numerator of which is the number of days the Participant was employed since the Date of Grant and the denominator of which is 365)

shall continue to vest in accordance with its terms, and when vested, may be exercised, in whole or in part, by the Participant at any time on or before the Expiration Date. The remaining portion of the Option that is not vested shall be forfeited.

If the Participant’s Termination of Employment is on account of Retirement and if the Participant dies after such Termination of Employment but before the date the Option must be exercised as set forth above , any portion of the Option that is not vested, and has not been forfeited or expired, shall vest and the Option may be exercised, in whole or in part, by the Participant’s personal representative, Beneficiary, estate, or transferee, as the case may be, at any time on or before the earliest to occur of the Expiration Date and second anniversary of the date of death upon notice and proof acceptable to the Equity Plan Administration Office of the date of death..

    (C)     If the Participant’s Termination of Employment is on account of a reduction in force or an involuntary termination without Cause, and in each instance the Participant executes and does not revoke a general release and waiver acceptable to the Company, then to the extent the Option is not already vested on the date of Termination of Employment, a prorated portion of the Option shall remain subject to the vesting restrictions noted on the Equity Website so long as the Participant fully complies with the appliable covenants provided in this Annex A (with such proration determined by multiplying the Number of Shares Granted to which Option pertains by a fraction, the numerator of which is the number of days the Participant was employed since the Date of Grant and the denominator of which is 1,095 for an Option vesting period that does not include a leap year and 1,096 for an Option vesting
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period that does include a leap year less the number of Options already no longer subject to the vesting schedule noted in the Equity Website) and such portion of the Option, whether previously vested or as may be vested under this subsection 2(C), shall be exercisable when vested, in whole or in part, by the Participant at any time before the earlier of the Expiration Date and fifteen months after the Participant’s Termination of Employment. The remaining portion of the Option that does not so vest shall be forfeited.

If Participant’s Termination of Employment is on account of reduction in force or termination with Cause and if the Participant dies after such Termination of Employment but before the date the Option must be exercised as set forth above, any portion of the Option that is not vested, and has not been forfeited or expired, shall vest and the Option may be exercised, in whole or in part, by the Participant’s personal representative, Beneficiary, estate or transferee, as the case may be, at any time on or before 15 months from date of termination upon notice and proof acceptable to the Equity Plan Administration Office of the date of death..

(D)    If the Termination of Employment occurs as a result of conduct leading to immediate termination pursuant to Company or Subsidiary policy based on:

(i)dishonesty, such as theft, fraud, embezzlement, or falsification of Company or Subsidiary documents;
(ii)conviction of, or entering of a plea of nolo contendere to, a crime that constitutes a felony;
(iii)acts of physical harm or violence to the property or assets of the Company, to any employee or customer of the Company or any Subsidiary, or to any independent contractor or service provider who provides services to the Company or any Subsidiary; or
(iv)harassment or discriminatory conduct based on sex, race, color, religion, age, disability, citizenship, national origin, sexual orientation, or status as a veteran involving any employee or customer of the Company or any Subsidiary, or any independent contractor or service provider who provides services to the Company or any Subsidiary;

then any portion of the Option that is not vested shall be forfeited, and the Option, to the extent it is vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of the Expiration Date and three months after the date of such Termination of Employment.

A Participant whose Termination of Employment occurs as a result of conduct leading to immediate termination for the conduct outlined in this subsection 3(D), is not eligible for the post-termination equity treatment outlined in subsections 3(B) through 3(C).

If the Participant’s Termination of Employment is in accordance with this subsection, and if Participant dies after such Termination of Employment but before the date the Option must be exercised as set forth in this subsection, the Option may be exercised, in whole or in part, by Participant’s spouse, personal representative, Beneficiary, estate or transferee, as the case may be, at any time on or before the earlier to occur of the Expiration Date and three months after the date of Termination of Employment upon notice and proof acceptable to the Equity Plan Administration Office of the date of death.

(E)    If the Termination of Employment occurs during the Post-Change Period and

(i)Participant’s Termination of Employment is initiated by the Employer other than for Cause, death, or Disability or
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(ii)The Participant is eligible to participate in The Allstate Corporation Change in Control Severance Plan (the “CIC Plan”) and the Participant’s Termination of Employment is initiated by the Participant for Good Reason, the Option, to the extent not vested, shall vest and may be exercised, in whole or in part, by Participant at any time on or before the earlier to occur of the Expiration Date and the fifth anniversary of the date of such Termination of Employment.

If Participant’s Termination of Employment is in accordance with this subsection, and if Participant dies after such Termination of Employment but before the date the Option must be exercised as set forth in this subsection the Option may be exercised, in whole or in part, by Participant’s spouse, personal representative, Beneficiary, estate, or transferee, as the case may be, at any time on or before the earliest to occur of the Expiration Date, the second anniversary of the date of death and the fifth anniversary of the date of such termination of employment upon notice and proof acceptable to the Equity Plan Administration Office of the date of death.

(F)    If Participant's Termination of Employment is for any other reason, any portion of the Option that is not vested shall be forfeited, and the Option, to the extent it is vested on the date of Termination of Employment, may be exercised, in whole or in part, by Participant at any time on or before the earlier to occur of the Expiration Date and three months after the date of such Termination of Employment.

If the Participant’s Termination of Employment is in accordance with this subsection, and if Participant dies after such Termination of Employment but before the date the Option must be exercised as set forth in this subsection, the Option may be exercised, in whole or in part, by Participant’s spouse, personal representative, Beneficiary, estate or transferee, as the case may be, at any time on or before the earlier to occur of the Expiration Date and three months after the date of Termination of Employment upon notice and proof acceptable to the Equity Plan Administration Office of the date of death.

4.    Non-Solicitation. While employed and for the one-year period starting on the date of Termination of Employment, any Participant who has received an Award under the Plan shall not, directly or indirectly:

(A)    other than in connection with the good-faith performance of his or her normal duties and responsibilities as an employee of the Company or any Subsidiary, encourage any employee or agent of the Company or any Subsidiary to terminate his or her relationship with the Company or any Subsidiary;

(B)    employ, engage as a consultant or adviser, or solicit the employment or engagement as a consultant or adviser of, any employee or agent of the Company or Subsidiary (other than by the Company or its Subsidiaries), or cause or encourage any Person to do any of the foregoing;

(C)    establish (or take preliminary steps to establish) a business with, or encourage others to establish (or take preliminary steps to establish) a business with, any employee or exclusive agent independent contractor of the Company or its Subsidiaries that would interfere with the relationship between the Company or its Subsidiaries and the employee or agent; or

(D)    interfere with the relationship of the Company or its Subsidiaries with, or endeavor to entice away from the Company or its Subsidiaries, any Person who or which at any time since the Participant's hire date was or is a material customer or material supplier of, or maintained a material business relationship with, the Company or its Subsidiaries.

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If a Participant violates any of the non-solicitation provisions set forth above, to the extent permitted by applicable law, the Board or the Committee may, to the extent permitted by applicable law,
(i)    cancel or cause to be cancelled any or all of the Participant's outstanding Awards granted after May 19, 2009;
(ii)    recover or cause to be recovered any or all Proceeds resulting from any sale or other disposition (including to the Company) of shares of Stock issued or issuable upon vesting, settlement, or exercise, as the case may be, of any Award granted after May 19, 2009, if the sale or disposition was effected on or after the date that is one year prior to the date on which the Participant first violated any such non-solicitation provisions; and/or
(iii)    recover or cause to be recovered any cash paid or shares of Stock issued to the Participant in connection with any vesting, settlement, or exercise of an Award granted after May 19, 2009, if the vesting, settlement, or exercise occurred on or after the date that is one year prior to the date on which the Participant first violated any such the non-solicitation provisions.

5.    Non-Competition. Any Participant who has received an Award under the Plan on and after May 21, 2013, that remains subject to a Period of Restriction or other performance or vesting condition, shall not, for the one-year period following the date of Termination of Employment, directly or indirectly engage in, own or control an interest in, or act as principal, director, officer, or employee of, or consultant to, any firm or company that is a Competitive Business. “Competitive Business” is defined as a business that designs, develops, markets, or sells a product, product line, or service that competes with any product, product line, or service of the division in which Participant works. This Section is not meant to prevent Participant from earning a living, but rather to protect the Company’s legitimate business interests. A Participant is not subject to this non-competition provision if:

(A)    employed in any jurisdiction where the applicable law prohibits such non-competition provision; or

(B)    Termination of Employment occurs during a Post-Change Period and:

(i)    the Participant’s Termination of Employment is initiated by the Employer other than for Cause, death, or Disability, or
(ii)     the Participant is a participant in the CIC Plan and the Participant’s Termination of Employment is initiated by the Participant for Good Reason.

If a Participant violates the non-competition provision set forth above, the Board or the Committee may, to the extent permitted by applicable law, cancel or cause to be cancelled any or all of the Participant's outstanding Awards granted on or after May 21, 2013, that remain subject to a Period of Restriction or other performance or vesting condition as of the date on which the Participant first violated the non-competition provision.

6.    Clawback Policy. This award and any stock, cash or other proceeds resulting from the lapse of restrictions and conversion of this award, as well as any cash incentive compensation for which the Participant may be eligible, are subject any clawback or recapture policy or policies the Company or any subsidiary may adopt from time to time to the extent provided in such policy or policies, including The Allstate Corporation Dodd-Frank Clawback Policy and The Allstate Corporation Clawback Policy In Event of Restatement (Applicable to Non-Executive Officers) And For Improper Conduct, as approved by the Committee, each of which are attached as Annex B.

7.    No Limitation on Other Rights; Blue Pencil. Nothing contained in Sections 4 and 5 shall be deemed to (i) limit any additional legal or equitable rights or remedies the Company may have under applicable
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law with respect to any Participant who may have violated the non-solicitation or non-competition provisions in the Plan or in any other plan, policy, agreement, or arrangement or (ii) affect any other non-solicitation, non-competition, or other restrictive covenants to which a Participant is subject. If any of the covenants contained in Sections 4 and 5 or any part thereof, are held to be unenforceable, the court making such determination shall have the power to revise or modify such provision to make it enforceable to the maximum extent permitted by applicable law and, in its revised or modified form, said provision shall then be enforceable.

8.    Transferability of Options. Except as set forth in this Section 8, the Option shall be exercisable during Participant’s lifetime only by Participant and may not be assigned or transferred other than by will or the laws of descent and distribution. The Option, to the extent vested, may be transferred by the Participant during his lifetime to any "Family Member." A transfer of the Option pursuant to this Section 8 may only be effected by the Company at the written request of a Participant and shall be effective only when recorded in the Company’s record of outstanding Options. Such transferred Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. A transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and this Option Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place. In no event shall an Option be transferred for consideration.

9.    Ratification of Actions. By accepting this Option or other benefit under the Plan, Participant and each person claiming under or through him shall be conclusively deemed to have indicated Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Option by the Company, the Board, or the Committee.

10.    Nature of Grant. In accepting the Option, Participant acknowledges and agrees that:

(A)    Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of the Option; and Participant’s right to shares of Stock in settlement of the Option after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of the Plan, the Committee (or its delegate), in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(B)    The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Award Agreement.

(C)    The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past.

(D)    All decisions with respect to future Option grants, if any, will be at the sole discretion of the Committee (or its delegate).

(E)    Participant’s participation in the Plan shall not create a right to further service with the Company or a Subsidiary and shall not interfere with the ability of the Company or a Subsidiary to terminate Participant’s service at any time, subject to applicable law.

(F)    Participant is voluntarily participating in the Plan.

(G)    The Option and the shares of Stock subject to the Option, and the income from and value of same, are an extraordinary item that does not constitute compensation of any kind for service of any
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kind rendered to the Company or a Subsidiary, and which is outside the scope of Participant’s employment contract, if any.

(H)    The Option and the shares of Stock subject to the Option, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments.

(I)    The future value of the underlying shares of Stock is unknown, indeterminable, and cannot be predicted with certainty. If Participant exercises the Option and acquires shares of Stock, the value of the shares of Stock may increase or decrease, even below the Option Exercise Price. If the underlying shares of Stock do not increase in value after the Date of Grant, the Option will have no value.

(J)    Participant neither has or will have any claim or entitlement to compensation or damages arising from forfeiture of the Option or diminution in value of the Option or shares of Stock resulting from termination of Participant's employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant's employment agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law.

11.    Data Privacy.

The following provisions shall only apply to a Participant if he or she resides outside the European Economic Area and UK:

(A)Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in this Option Award Agreement and any other Award materials (“Data”) by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering, and managing his or her participation in this Option Award Agreement and the Plan.
(B)Participant understands that the Company or a Subsidiary may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing this Option Award Agreement and the Plan.

(C)Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of this Option Award Agreement. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Equity Plan Administration Office. Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing this Option Award Agreement to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in this Option Award Agreement and the Plan.

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(D)Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in this Option Award Agreement, including to maintain records regarding participation. Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable laws, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Awards, in any case without cost, by contacting in writing the Equity Plan Administration Office. Further, Participant understands that he or she is providing these consents on a purely voluntary basis. If Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Company or a Subsidiary will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under this Option Award Agreement and the Plan or administer or maintain awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in this Option Award Agreement and the Plan (including the right to retain the Awards). Participant understands that he or she may contact the Equity Plan Administration Office for more information on the consequences of his or her refusal to consent or withdrawal of consent.

The following provisions shall only apply to a Participant if he or she resides in the European Economic Area or the United Kingdom:

(A)[REDACTED]

(B)[REDACTED]

(C)[REDACTED]

(D)[REDACTED]

12.    Notices. Any notice hereunder to the Company shall be addressed to its Equity Plan Administration Office, and any notice hereunder to Participant shall be addressed to Participant at his or her most recent home address on file with the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

13.    Governing Law and Severability. To the extent not preempted by US Federal law, this Option Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. In the event any provision of the Option Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Option Award Agreement, and this Option Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

14.    Definitions. In addition to the following definitions, capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

"Board Turnover" – see clause (c) of the definition of “Change in Control.”
“Cause” for those Participants who are not eligible to participate in the CIC Plan, means a Participant’s Termination of Employment for actions which would constitute conduct leading to immediate termination pursuant to Company policy.
"Change in Control" means, except as otherwise provided at the end of this definition, the occurrence of any one or more of the following:
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(a)    (Voting Power) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons, ownership of stock of the Company possessing 30% or more of the combined voting power of all Voting Securities of the Company (such a Person or group that is not a Similarly Owned Company (as defined below), a "More than 30% Owner"), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a corporation with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the Persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be (a "Similarly Owned Company"); or
(b)    (Majority Ownership) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires ownership of more than 50% of the voting power of all Voting Securities of the Company or of the total fair market value of the stock of the Company (such a Person or group that is not a Similarly Owned Company, a "Majority Owner"), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a Similarly Owned Company; or
(c)    (Board Composition) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election ("Board Turnover"); or
(d)    (Reorganization) the consummation of a merger, reorganization, consolidation, or similar transaction, or of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company, or a plan of liquidation of the Company (any of the foregoing, a "Reorganization Transaction") that, does not qualify as an Exempt Reorganization Transaction.
Notwithstanding anything contained herein to the contrary: (i) no transaction or event shall constitute a Change in Control for purposes of this Option Award Agreement unless the transaction or event constituting the Change in Control also constitutes a change in the ownership of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)); and (ii) no sale or disposition of one or more Subsidiaries (“Sale Subsidiary”) or the assets thereof shall constitute a Change in Control for purposes of this Option Award Agreement if the investments in and advances by the Company and its Subsidiaries (other than the Sale Subsidiaries) to such Sale Subsidiary as of immediately prior to the sale or disposition determined in accordance with Generally Accepted Accounting Principles (“GAAP”) (but after intercompany eliminations and net of the effect of intercompany reinsurance) are less than 51% of the Consolidated Total Shareholders’ Equity of the Company as of immediately prior to the sale or disposition. Consolidated Total Shareholders’ Equity means, at any date, the total shareholders’ equity of the Company and its Subsidiaries at such date, as reported in the consolidated financial statements prepared in accordance with GAAP.
“CIC Plan” – The Allstate Corporation Change in Control Severance Plan.
"Exempt Reorganization Transaction" means a Reorganization Transaction that fails to result in (a) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) becoming a More than 30% Owner or a Majority Owner, (b) Board Turnover, or (c) a sale or disposition
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Annex A

to any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) of the assets of the Company that have a total Gross Fair Market Value (as defined below) equal to at least forty percent (40%) of the total Gross Fair Market Value of all of the assets of the Company immediately before such transaction.
"Gross Fair Market Value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
"Majority Owner" – see clause (b) of the definition of “Change in Control.”
"More than 30% Owner" – see clause (a) of the definition of “Change in Control.”
“Post-Change Period” means the period commencing on the date on which a Change in Control first occurs and ending on the earlier of (a) the second anniversary of the date on which a Change in Control first occurs, and (b) the Expiration Date.
“Proceeds” means, with respect to any sale or other disposition (including to the Company) of shares of Stock acquired pursuant to an Award, an amount determined by the Committee, (a) in the case of an Award other than an Option or SAR, up to the amount equal to the Fair Market Value per share of Stock at the time of such sale or other disposition multiplied by the number of shares sold or disposed of, or (b) in the case of an Option or SAR, up to the amount equal to the number of shares of Stock sold or disposed of multiplied by the excess of the Fair Market Value per share of Stock at the time of such sale or disposition over the Option Exercise Price or Base Value, as applicable. The return of Proceeds is in addition to and separate from any other relief available to the Company or any other actions as may be taken by the Committee in its sole discretion. Any determination by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties.
"Reorganization Transaction" -- see clause (d) of the definition of “Change in Control.”
“Similarly Owned Company" -- see clause (a) of the definition of “Change in Control.”

15.    Foreign Exchange, Foreign Asset/Account and/or Tax Reporting. Participant acknowledges and agrees that it is Participant’s sole responsibility to investigate and comply with any applicable exchange control laws, foreign asset/account and/or tax reporting requirements in connection with the exercise of the Option or the issuance and delivery of the shares of Stock pursuant to the exercise of the Option or any cash received from participating in the Plan and that Participant shall be responsible for any reporting of inbound or outbound international fund transfers required under applicable law. Participant's country may require that Participant report such accounts, assets, or transactions to the applicable authorities in Participant's country. Participant also may be required to repatriate cash received from participating in the Plan with a certain period of time after receipt. Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to Participant’s specific situation. Participant acknowledges and agrees that neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the settlement of the Option or the subsequent sale of any shares of Stock acquired upon settlement.

16.    Language. Participant acknowledges that Participant is sufficiently proficient in the English language or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this Option Award Agreement and the Plan. If this Option Award Agreement or any other document related to the Plan is translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.    Annex of Country-Specific Terms. Notwithstanding any provisions in this Option Award Agreement, the grant of Option may be subject to special terms and conditions set forth in Annex C to this Option Award Agreement for Participant’s country of residence. Moreover, if Participant relocates to one of the countries included in the Annex, the special terms and conditions for such country will apply to Participant, to the
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Annex A

extent the Company determines at its discretion that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Annex constitutes part of this Option Award Agreement.

18.    Electronic Delivery and Participation. Participant agrees that the Company’s delivery of any documents related to the Plan or shares of Stock purchased under the Plan (including the Plan, this Option Award Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, Participant will be provided with a paper copy of the documents. Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. Finally, Participant understands that he or she is not required to consent to electronic delivery of documents.

19.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant's participation in the Plan, on the Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
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Annex A

ANNEX B

TO

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THE ALLSTATE CORPORATION
DODD-FRANK CLAWBACK POLICY
(FOR RECOUPMENT OF INCENTIVE COMPENSATION OF EXECUTIVE OFFICERS
IN THE EVENT OF A RESTATEMENT)

[REDACTED]

2025 NQSO Award Agreement    Page 13
Annex B

ANNEX B
(continued)

TO

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THE ALLSTATE CORPORATION
CLAWBACK POLICY

IN EVENT OF RESTATEMENT (APPLICABLE TO NON-EXECUTIVE OFFICERS) AND FOR IMPROPER CONDUCT

[REDACTED]

2025 NQSO Award Agreement    Page 14
Annex B

ANNEX C

TO

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
OPTION AWARD AGREEMENT AND CERTIFICATE
ADDITIONAL NOTICES, TERMS AND CONDITIONS FOR NON-US PARTICIPANTS

[REDACTED]
2025 NQSO Award Agreement    Page 15
Annex C